HEALTHCARE SERVICES GROUP, INC.

REPORTS RESULTS FOR THE THREE AND NINE MONTHS

ENDED SEPTEMBER 30, 2006 AND DECLARES INCREASED

THIRD QUARTER 2006 CASH DIVIDEND

•	Third quarter net income up over 37% on 11% increase in revenues over 2005 third quarter
•	Nine month period net income up over 36% on 7% increase in revenues over 2005 nine month period
•	Fourteenth consecutive quarterly cash dividend raised 8% over prior quarter’s payment and 44% increase over same 2005 period payment

Bensalem, PA – October 17, 2006, Healthcare Services Group, Inc. (NASDAQ-HCSG) reported that revenues for the three months ended September 30, 2006 increased 11% to $130,083,000 compared to $117,684,000 for the same 2005 period. Net income increased over 37% for the three months ended September 30, 2006 to $6,564,000 or $.24 per basic and $.23 per diluted common share, compared to the 2005 third quarter net income of $4,774,000 or $.18 per basic and $.17 per diluted common share.

Revenues for the nine months ended September 30, 2006 increased 7% to $371,841,000 compared to $348,426,000 for the same 2005 period. Net income for the nine months ended September 30, 2006 increased by over 36% to $18,557,000 or $.68 per basic and $.65 per diluted common share compared to the 2005 nine month period net income of $13,620,000 or $.51 per basic and $.48 per diluted common share.

Our Board of Directors has declared a regular quarterly cash dividend of $.13 per common share, payable on November 10, 2006 to shareholders of record at the close of business October 27, 2006. This represents an 8% increase over the dividend declared for the 2006 second quarter and a 44% increase over the 2005 same period payment. It is the fourteenth consecutive regular quarterly dividend payment, as well as the thirteenth consecutive increase since our initiation of regular quarterly cash dividend payments in 2003.

Earnings Release Page 2	October 17, 2006

Forward Looking Statements/Risk Factors

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, our beliefs and assumptions. Words such as “believes”, “anticipates”, “plans”, “expects”, “intends”, “will”, “goal”, and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 19% of 2006 nine month period revenues ( the client completed its previously announced merger on March 14, 2006); risks associated with our recent acquisition of Summit Services Group, Inc., including integration risks and costs, or such business not achieving expected financial results or synergies or failure to otherwise perform as expected; our claims’ experience related to workers’ compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, including state and local regulations pertaining to the taxability of our services; and risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2005 in Part I thereof under “Government Regulation of Clients”, “Competition” and “Service Agreements/Collections” and “Risk Factors”. Many of our clients’ revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which have been and continue to be adversely affected by the change in Medicare payments under the 1997 enactment of Medicare Prospective Payment System. That change, and the lack of substantive reimbursement funding rate reform legislation, as well as other trends in the long-term care industry have resulted in certain of our clients filing for bankruptcy protection. Others may follow. Any decisions by the government to discontinue or adversely modify legislation related to reimbursement funding rates will have a material adverse affect on our clients. These factors, in addition to delays in payments from clients, have resulted in and could continue to result in significant additional bad debts in the future. Additionally, our operating results would also be adversely affected if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing our services could not be passed on to clients.

Earnings Release Page 3	October 17, 2006

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.

Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and food services to long-term care and related facilities.

Company Contacts: Daniel P. McCartney Chairman and Chief Executive Officer 215-639-4274	Thomas Cook President and Chief Operating Officer 215-639-4274

HEALTHCARE SERVICES GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2006	December 31, 2005

Cash and cash equivalents	$76,399,000	$91,005,000
Accounts receivable, net	77,274,000	59,197,000
Other current assets	17,265,000	15,414,000

Total current assets	170,938,000	165,616,000

Property and equipment, net	5,055,000	4,744,000
Notes receivable- long term, net	4,856,000	4,555,000
Costs in excess of fair value of net assets acquired, net	19,341,000	1,612,000
Deferred compensation funding	6,704,000	5,626,000
Other assets	7,270,000	6,277,000

Total Assets	$214,164,000	$188,430,000

Accrued insurance claims- current	$4,809,000	$4,405,000
Other current liabilities	27,661,000	18,676,000

Total current liabilities	32,470,000	23,081,000

Accrued insurance claims- long term	11,220,000	10,277,000
Deferred compensation liability	8,604,000	6,909,000
Stockholders' equity	161,870,000	148,163,000

Total Liabilities and Stockholders' Equity	$214,164,000	$188,430,000

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Three Months Ended September 30,

	2006	2005

Revenues	$130,083,000	$117,684,000
Operating costs and expenses:
Cost of services provided	112,195,000	102,884,000
Selling, general and administrative	8,767,000	8,024,000
Other income:
Investment and interest income	1,298,000	923,000

Income before income taxes	10,419,000	7,699,000
Income taxes	3,855,000	2,925,000

Net income	$6,564,000	$4,774,000

Basic earnings per common share	$.24	$.18

Diluted earnings per common share	$.23	$.17

Cash dividends per common share	$.12	$.08

Basic weighted average number of common shares outstanding	27,460,000	27,079,000

Diluted weighted average number of common shares outstanding	28,760,000	28,414,000

HEALTHCARE SERVICES GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Nine Months Ended September 30,

	2006	2005

Revenues	$371,841,000	$348,426,000
Operating costs and expenses:
Cost of services provided	320,220,000	304,039,000
Selling, general and administrative	25,781,000	24,562,000
Other income:
Investment and interest income	3,617,000	2,142,000

Income before income taxes	29,457,000	21,967,000
Income taxes	10,900,000	8,347,000

Net income	$18,557,000	$13,620,000

Basic earnings per common share	$.68	$.51

Diluted earnings per common share	$.65	$.48

Cash dividends per common share	$.33	$.21

Basic weighted average number of common shares outstanding	27,399,000	26,861,000

Diluted weighted average number of common shares outstanding	28,691,000	28,286,000